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                   Employment Agreement for Chuck Massey

     THIS AGREEMENT, executed on the date (or dates) set forth below, by and between:

          BRANDMAKERS, INC., a Utah corporation with its principal place of business located at 1325-C Capital Circle, Lawrenceville, Georgia 30043, acting through its authorized officer Geoffrey A. Williams, and hereafter referred to as either as the Company or Brandmakers;

     - and -

     Charles Massey, acting on his own behalf and hereafter referred to as Chuck Massey or Employee;

Declare as their mutual intent and purpose as follows.

     RECITALS :

     WHEREAS, the Company desires to engage Chuck Massey to perform services for the Company, Brandmakers, or any future parent or subsidiary company of Brandmakers; and

     WHEREAS, Chuck Massey ["Employee" herein] desires to perform such services on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in exchange for the above covenants and with both parties intending to be legally bound, Chuck Massey agrees to become an Employee of Brandmakers pursuant to the terms and conditions set forth below.


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                                    - 2 -

    1. Term

    (a) The Company agrees to employ Employee, and the Employee agrees to serve, pursuant to the terms and conditions of this Agreement for a period commencing on February 28, 2000 and ending three years thereafter, or such shorter period as may be provided for herein. The period during which Employee is employed hereunder is hereafter referred to as the "Employment Period."


     2. Duties and Services

     (a) During the Employment Period, Employee shall be employed in the business of the Company and shall also perform services in a responsible executive or managerial capacity for any of the other subsidiaries or affiliates of the Company or by any of its subsidiaries or affiliates. In performance of his duties, Employee shall be subject to the direction of the Board of Directors of the Company and of the Board of its subsidiaries and/or affiliates. Employee agrees to his employment as described in this Section 2 and agrees to devote all of his time and efforts to the performance of his duties under this Agreement. Employee shall make himself available to travel, as the needs of the business require.

     (b) It is agreed that the Employee will serve as the Chief Financial Officer, and will be considered for a seat on the Board of Directors of Brandmakers.

     3. Compensation

     (a) As full compensation for his services hereunder, the Company shall pay Employee, during the Employment Period, a salary payable in equal installments at the annual rate of $92,000 for the first year, $105,000 for the second year and $135,000 for the third year. Nothing contained herein shall preclude Employee from participating in the present or future employee benefit plans of the Company or of its subsidiaries or affiliates if he meets the eligibility requirements therefore.


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                                    - 3 -

     4. Expenses

     (a) Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company and / or its subsidiaries or affiliates.

     (b) Employee shall be entitled to four weeks of paid vacations, two weeks of sick leave, and entitled to paid holidays recognized by the U.S. Government.

     (c) Employee shall be entitled to receive health and dental insurance for himself and for his family.

     (d) If the Employee should have to make cash contributions to the Company, all such funds advanced shall be deemed a loan and payable upon demand with interest at the rate of 10% per annum. If the Company, for any reason, cannot meet the cash terms of this Employment Agreement, all such amounts not paid shall be deemed a cash contribution and, by inference, a loan by the Employee to the Company if the Employee continues to pursue his duties with the same care and attention as when he was fully paid.

   5. Representations and Warranties of Employee

   (a) Employee represents and warrants to the Company that he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.


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     6. Noncompetition

     In view of the unique and valuable services it is expected Employee will render to the Company, and Employee's industry contacts, knowledge of customers, trade secrets and other proprietary information relating to the business of Brandmakers, and inconsideration of the compensation to be provided hereunder, the Employee agrees:

     (a) During the period Employee is employed by Brandmakers or any of the related companies referenced under this Agreement, he will not otherwise engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner, or partner of, any other business or organization, whether or not such business or organization now is or shall then be competing with Brandmakers or any of its related companies; and

     (b) For a period of one year after he ceases to be employed by Brandmakers or any of its related companies pursuant to this Agreement or otherwise, the Employee shall not directly or indirectly compete with or be engaged in the same business as Brandmakers or any of its related companies, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, directly or indirectly competes with or is engaged in the same business as Brandmakers or any of its related corporation.

     (c) The provisions of this Section 6 will not be deemed breached merely because Employee owns not more than 5 percent of the outstanding common stock of a corporation if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

     7. Patents, Copyrights, Technological Inventions

     (a) Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Employee now or hereafter during the period Employee is employed by any of the Conglomerates Corporations under this Agreement or otherwise may own or develop relating to the fields in which any of the Conglomerates Corporations may then be engaged shall belong to the Company; and forthwith upon request of the Company Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to Such Inventions free and clear of all liens, charges, and encumbrances.


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     8. Confidential Information

     (a) All confidential information which Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the period Employee is employed by any of the Conglomerates Corporations under this Agreement or otherwise relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of any of the Conglomerates Corporations or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person or entity either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Conglomerates Corporations, in each case without prior written permission of the Company (or, at the election at any time of Conglomerates, Inc., without the prior written permission of Conglomerates, Inc.). Employee shall deliver to the Company (or, at the election at any time of Conglomerates, Inc., to Conglomerates, Inc.) all tangible evidence of such confidential information prior to or at the termination of his employment.

     9. Life Insurance

     (a) If requested by the Company or Conglomerates, Inc., Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company or Conglomerates, Inc., at its expense and for its own benefit, to obtain life insurance on the life of Employee. Employee has no reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing in the City of Atlanta for healthy men of his age.

     10. Termination.

     (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Period;

Either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of three months, (ii) Employee shall be convicted of a crime, (iii) Employee shall commit any act or omit to take any action in bad faith and to the detriment of any of the Conglomerates Corporations, [or] (iv) Employee shall breach any term of this Agreement and fail to correct such breach within ten days after commission of the same, or (v) Employee shall have breached or shall breach any term of the Exchange Agreement,] then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than ten days from such notice) to be specified in such notice and this Agreement shall terminate on the date so specified; or


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                                    - 6 -

     (b) Employee shall die, then this Agreement shall terminate on the date of Employee's death, whereupon Employee or his estate, as the case may be, shall be entitled to receive only his salary at the rate provided in Section 3 to the date on which termination shall take effect. Nothing contained in this
Section 10 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

11. Merger, Et Cetern

     (a) In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Company may elect:

(a) To assign this Agreement and all of its rights and obligations hereunder, to the acquiring or surviving corporation; provided that such corporation shall assume in writing all of the obligations of the Company hereunder; and provided, further, that the Company (if and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement; or

(b) In addition to its other rights of termination, to terminate this Agreement upon at least 30 days' written notice by paying Employee the sum of $664,000 U.S. Dollars as compensation on which such termination shall take effect.

     12. Survival

     (a) The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

     13. Modification

     (a) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersede[s] all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.


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     14. Notices

     (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by the most nearly comparable method of mailing from or to a location outside the United States, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14).
Any notice given to the Company shall be addressed to the attention of the Corporate Secretary. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 14. Any notice or other communication given by certified mail or such comparable method shall be deemed given at the time of certification thereof or comparable act, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     15. Waiver

     (a) Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     16. Binding Effect

     (a) Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under
Section 11.

     17. No Third Party Beneficiaries

     (a) This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 16).

     18. Headings

     (a) The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     19. Counterparts; Governing Law

     (a) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the conflict of laws.